Exhibit 10.23

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made and entered into as of May 12, 2023 (the “Effective Date”), by and between CAR TECH LLC, an Alabama limited liability company (hereinafter referred to as “Borrower”) and Southern States Bank, an Alabama banking corporation (hereinafter referred to as “Lender”).

W I T N E S S ET H:

WHEREAS, Borrower has applied to Lender for a loan (together with all amendments, extensions, modifications, renewals, refinancings and consolidations thereof or thereto hereinafter referred to in this Agreement for convenience as the “Loan”) in the amount of Twenty Million and No/100 ($20,000,000.00) Dollars; and

WHEREAS, Lender is willing to make the Loan on the terms and conditions contained herein and in various other documents to be executed concurrently or in connection herewith.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

THE LOAN AND COLLATERAL

Section 1.1 Agreement to Make Loan. Subject to the terms, conditions and other provisions hereof, Lender shall make, and Borrower shall accept, the Loan in the principal sum of Twenty Million and No/100 ($20,000,000.00) Dollars.

Section 1.2 Note. The Loan shall be evidenced by a Promissory Note (together with all amendments, extensions, modifications, renewals, refinancings and consolidations thereof or thereto hereinafter referred to for convenience as the “Note”), in form and substance satisfactory to Lender and in the amount of the Loan, made by Borrower and payable to the order of Lender. The Note will be executed simultaneously with the execution of this Agreement.

Section 1.3 Collateral. Unless otherwise agreed or approved by Lender at any time or from time to time, in its sole discretion, the Loan and the Note shall be secured by, inter alia: (i) a Mortgage, Security Agreement, Security Agreement and Fixture Filing (the “Mortgage”) on the Premises (as defined in the Mortgage); (ii) a Security Agreement; and (iii) any other collateral described in the Loan Documents (as defined below). This Agreement, the Note, the Mortgage, the Security Agreement and all other documents evidencing, securing, guarantying, relating to, or executed or delivered in connection with the Loan are collectively referred to herein as the “Loan Documents,” and all collateral described in the Loan Documents is collectively sometimes referred to as the “Collateral”. Borrower and any other maker, endorser, surety, guarantor or other person now or hereafter liable for the payment or performance, in whole or in part, of any of the obligations, is hereinafter sometimes referred to individually as a “Obligor” and collectively as the “Obligors”. Lender shall not be obligated to make any advances hereunder unless the Mortgage and the other Loan Documents create and are valid and enforceable first liens on the real property, fixtures, improvements and other collateral described therein, except for taxes and assessments not yet due and payable and other matters approved in writing by Lender.

Section 1.4 Fees and Expenses Paid by Borrower. Borrower shall pay all fees and expenses of Lender incurred in making the Loan or collecting or attempting to collect or otherwise enforce Lender’s rights hereunder or under any other Loan Document including, without limitation, Mortgagee’s title insurance in the amount of the Loan, survey costs, insurance premiums, recording fees and taxes upon the Mortgage and other Loan Documents, and fees of Lender’s counsel. Borrower agrees to pay all origination and other fees indicated in any closing statement executed simultaneously herewith.

Section 1.5 Use of Proceeds. The proceeds of the Loan shall be used by Borrower to pay off Hanmi Bank, to make improvements to the Premises and to pay closing costs associated with the Loan. Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

In order to induce Lender to enter into this Agreement and to make the Loan for which provision is made herein, Borrower represents and warrants to Lender as follows:

Section 2.1 Organization. Borrower is a limited liability company which is, and at all times shall be, duly organized, validly existing and in good standing under and by virtue of the laws of the State of Alabama. Borrower is duly authorized to transact business in all states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business. Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower maintains an office at 600 Car Tech Drive, Opelika, Alabama 36801. Unless Borrower has designated otherwise in writing, the principal office is the office at which Borrower keeps its books and records including its records concerning the Premises. Borrower will notify Lender prior to any change in the location of Borrower’s state or organization or any change in Borrower’s name. Borrower shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasigovernmental authority or court applicable to Borrower and Borrower’s business activities.

Section 2.2 Power and Authorization.

(a) Borrower has authorized the execution and delivery of the Loan Documents and such execution and delivery will not violate any law or any other agreement to which Borrower is a party.

(b) This Agreement constitutes and upon execution and delivery thereof the Note, the Mortgage and the other Loan Documents will constitute, legal, valid and binding obligations of Borrower enforceable against Borrower.

Section 2.3 Financial Condition. The reports and financial statements of Borrower submitted to Lender in connection with the Loan have been prepared from Borrower’s books and records in accordance with generally accepted accounting principles and practices, consistently applied, and fairly reflect the financial condition of Borrower for the periods therein defined. No Material Adverse Changes have occurred in the financial condition of Borrower subsequent to the date shown in the financial statements of Borrower submitted to Lender in connection with the Loan. As used herein “Material Adverse Changes” mean or refer to a material adverse change or material adverse effect on: (i) Borrower’s ability to duly and punctually pay or perform its obligations under this Agreement or the other Loan Documents to which it is a party; (ii) Lender’s liens on the Collateral or the priority or perfection of any such lien; or (iii) the enforceability of Lender’s rights and remedies under this Agreement and the Loan Documents.

Section 2.4 Financial Information; Title to Properties; Examination of Records. Obligors have heretofore furnished or caused to be furnished to Lender accurate financial statements and other financial information regarding Obligors. Each of the Obligors has good and marketable title to all the properties and assets reflected on the financial statements furnished to Lender, except for such properties and assets as have been disposed of since the date thereof and no longer used or useful in the conduct of Borrower’s business or as have been disposed of in the ordinary course of business and all such properties and assets are free and clear of mortgages, pledges, liens, charges and other encumbrances (other than those in favor of Lender) except as disclosed in said financial statements or as otherwise permitted by the terms hereof. Borrower shall permit employees or agents of Lender at any reasonable time to inspect the Premises and to examine or audit Borrower’s books, accounts and records and to make copies and memoranda of Borrower’s books, accounts and records. If Borrower now, or at any time hereafter, maintains any records (including, without limitation, computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower’s expense.

Section 2.5 Other Debts. Except for any Permitted Indebtedness (as hereinafter defined) which shall be permitted without Lender consent, Borrower shall not incur or permit to exist any encumbrance, pledge or lien upon or against any of the Collateral or directly or indirectly incur, create, assume or permit to exist any obligation for payment of borrowed money, without the express written consent of Lender. Further, Borrower shall not guarantee the obligations of any person or entity, excepting only obligations contemplated by this Agreement. As used herein, “Permitted Indebtedness” means (a) the Loan; (b) unsecured letters of credit or guarantees required by governmental authorities in connection with any construction at the Property; (c) trade debt incurred in the ordinary course of operation of Borrower’s business in such amounts as are normal and reasonable under the circumstances, provided that such debt is not evidenced by a note and is paid when due; (d) equipment leases entered into in the ordinary course of the operation of Borrower’s business; and (e) unsecured debt payable to Borrower’s members pursuant to Borrower’s operating agreement, so long as such debt is evidenced by an instrument that contains subordination provisions acceptable to Lender in its reasonable discretion; provided, however, in no event shall the Permitted Indebtedness exceed One Hundred Thousand and No/100 ($100,000.00) Dollars without the written consent of Lender.

Section 2.6 Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending, or, to the knowledge of Borrower threatened or in prospect against or affecting Obligors, or any properties or rights of any of the Obligors which, if adversely determined, would materially adversely affect the business, properties or financial condition of Obligors or any of the Collateral.

Section 2.7 Payment of Taxes. Borrower has filed or caused to be filed all federal, state and local tax returns, which are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by Borrower, to the extent that such taxes have become due, except as otherwise permitted by the provisions hereof. Borrower has no reason to believe that any additional taxes are due for prior calendar tax years that have not been audited by the respective tax authorities beyond the amounts provided in the financial statements heretofore furnished to Lender.

Section 2.8 No Violations. Neither the execution nor delivery of this Agreement, the Note or any of the other Loan Documents, nor the consummation of the transactions contemplated hereby and thereby, nor compliance with the terms and provisions hereof and thereof, will conflict with, violate or result in a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of the assets of the Obligors, pursuant to the terms of any provision of any contract or agreement, charter, bylaw, partnership agreement, operating agreement, trust indenture, or other corporate, partnership, company or trust restriction, any law, ordinance, rule, order, certificate, license, regulation or decree of the United States or any state, territory or political subdivision thereof, or any court, agency or other tribunal under which the Obligors or any of Obligors’ assets are subject. No Obligor is in default with respect to the performance, observance or fulfillment of any of the obligations, covenants, or conditions contained in any of the foregoing which are material to such Obligor’s financial condition.

Section 2.9 Title to Collateral. Except for the mortgage and security interests conveyed to Lender pursuant to the Mortgage and by the other Loan Documents and except as may be described on an exhibit to the Mortgage, Borrower is the owner of the Collateral, free from any mortgage, lien, security interest or encumbrance, and Borrower shall defend the same against all claims and demands of all persons at any time claiming the same or any interest therein adverse to Lender.

Section 2.10 Qualification: Performance. Borrower has executed all the Loan Documents willingly and has executed the same as Borrower’s free and voluntary act for the purposes here and therein expressed. Borrower has the full power and authority to consummate the transactions referenced, contemplated by or described in this Agreement. Borrower shall perform and comply, in a timely manner, with all terms, conditions and provisions set forth in this Agreement, in the other Loan Documents and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender promptly in writing of any default in connection with any agreement with Lender.

Section 2.11 Utilities. All utilities necessary for and appropriate to the ownership and operation of the Premises are available and in place.

Section 2.12 Permits. Government and Other Approvals. Borrower possesses such licenses and permits as are required for the conduct of its business and the ownership, construction and operation of the Premises that can be obtained at this time. No approval, consent or authorization of any governmental authority which has not heretofore been obtained is necessary for the execution or delivery by Borrower of this Agreement, the Note or the other Loan Documents or for the performance by Borrower of any of the terms or conditions hereof or thereof.

Section 2.13 Compliance with Governmental Requirements. Borrower shall comply with all laws, ordinances and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower’s properties, businesses and operations and to the use or occupancy of the Premises including, without limitation, the Americans with Disabilities Act and those imposed or mandated by the Alabama Department of Environmental Management. Borrower may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender’s reasonable opinion, Lender’s interests in the Collateral are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender’s interest.

ARTICLE III

AFFIRMATIVE COVENANTS

So long as any portion of the Loan or the Note shall remain unpaid or Lender shall have any commitment under this Agreement, Borrower will comply with all the following affirmative covenants:

Section 3.1 Existence. Properties, etc. Borrower shall:

(a) do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights, businesses and franchises and comply with all laws applicable to them;

(b) at all times maintain, preserve and protect or cause to be maintained, preserved and protected all franchises and trade names related to its business and preserve all the remainder of its property used or useful in the conduct of its business and keep or cause to be kept the same in good repair, working order and condition, and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times;

(c) at all times, keep and cause to be kept its insurable properties adequately insured and maintain or cause to be maintained (i) bond coverages and insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar business, (ii) necessary workmen’s compensation insurance, and (iii) such other insurance as may be required by law or as may be reasonably required in writing by Lender; and

(d) not modify or amend its certificate of formation or operating agreement without first obtaining Lender’s written consent.

Section 3.2 Financial Information: Commitment. During the term of the Loan, Lender shall be provided with such financial information regarding the Premises and Borrower as Lender may reasonably request including, without limitation: (i) annual audited financial statements of Borrower prepared by a certified public accountant in accordance with generally accepted accounting principles, which financial statements shall be delivered to Lender within ninety (90) days after the end of each calendar year or, if different, Borrower’s fiscal tax year; (ii) within fifteen (15) days following the end of each month, Borrower prepared income statement and balance sheet of Borrower; (iii) copies of Borrower’s federal tax return which shall be delivered to Lender on an annual basis within thirty (30) days of filing; and (iv) operating statements on Borrower, the Premises and such other financial information from Borrower as requested from Lender from time to time. The provisions required by this paragraph are in addition to, and not in limitation of, all financial reporting requirements in other Loan Documents provided that should there be a conflict in any reporting requirements in other Loan Documents and those requirements of this Section 3.2 then the provisions of this Section 3.2 shall control. Further, the financial information requirements of this Section 3.2 shall be applicable to any other loans made by Lender to Borrower whether such provisions are included or expressed in the loan documents executed in conjunction with such other loan(s) or whether this Loan has been paid in full. The terms and provisions of Lender’s commitment letter to Borrower for the Loan are incorporated herein (the “Commitment”). In the event of any conflict between the terms and provisions of the Commitment and this Agreement Lender shall have and enjoy the absolute right and benefit to resolve such conflict in such manner as Lender shall determine and elect.

Section 3.3 Debt Service Coverage. For as long as any portion of the Loan (or any other indebtedness owed by Borrower to Lender) shall remain outstanding, the operations of Borrower from the Premises shall at all times, and for all periods, maintain a Debt Service Coverage Ratio (“DSCR”) of 1.25 to 1.00 or greater as determined by Lender. Unless otherwise agreed or required by Lender at any time or from time to time, DSCR shall be calculated by taking the Net Operating Income for the Property and dividing the Net Operating Income by the annual debt service payments due under the Loan Documents. “Net Operating Income” shall mean all gross revenues generated by the Premises (excluding loans or contributions to capital), less operating expenses (other than debt service payments due under the Loan Documents). Gross revenues shall be based on actual revenues and excluding extraordinary, or one-time, items and any refunds or rebates to operating expenses are to be applied and credited against applicable operating expenses for the period that such operating expenses were incurred including a property improvement reserve not to exceed four (4.0%) percent of gross revenues. No management fee shall be included as an operating expense. DSCR shall be calculated by Lender semi-annually at a minimum or within reasonable discretion, on a cash flow basis, based on the historical twelve (12) months performance of the Premises, annualized (typically trailing twelve (12) months) beginning with mid-year ending June 30, 2024, and continuing each June 30 thereafter until the Loan is paid in full. If for any reason the minimum DSCR is not met then Borrower shall, within thirty (30) days after Lender’s demand, immediately reduce the unpaid principal balance of the Loan in an amount which would cause the minimum DSCR requirement to be met.

Section 3.4 Debt to Equity Ratio. Borrower shall maintain a debt to equity ratio of 1.50 to 1.00 or less as determined by Lender by the following calculation: Total liabilities owed by Borrower (including current and long-term liabilities excluding any subordinated debts owed to members or affiliates of Borrower) divided by total equity (including member contributions, subordinated debt, capital and earnings less distributions). The maximum debt to equity ratio shall be maintained until the Loan and any other indebtedness of Borrower to Lender is paid in full.

Section 3.5 Distributions; Subordination. If an Event of Default (as defined in Article V hereof or elsewhere in this Agreement) shall have occurred and be continuing or should Borrower fail to meet the minimum DSCR (as defined in Section 3.3), Borrower shall not make, pay or distribute to any of its members, shareholders, partners or affiliates any distributions, dividends, indebtedness repayments, consulting or any other payments of any kind whatsoever. All debts owed by Borrower to its members, shareholders, partners or affiliates shall at all times during the term of the Loan be subordinate in all respects to the Loan. Borrower agrees that all notes or other instruments evidencing any such debt shall specifically provide that such debt is subordinate to the Loan and any other indebtedness of Borrower to Lender.

Section 3.6 Capital Expenditures. Until such time as the Loan and any other indebtedness of Borrower to Lender is paid in full, Borrower shall, absent prior written approval from Lender, limit its capital expenditures to no more than Six Hundred Thousand and No/100 (S600,000.00) Dollars on an annual basis or Fifty Thousand and No/100 ($50,000.00) Dollars per month.

Section 3.7 Notice of Default. Borrower shall give prompt notice to Lender of any default by Borrower hereunder or under any other Loan Document, and of any notice of default received by Borrower under any other credit arrangement of or affecting Borrower.

Section 3.8 Payment of Indebtedness. Taxes, etc. Borrower shall: (a) pay or cause to be paid all of Borrower’s indebtedness and obligations promptly and in accordance with normal terms; and (b) pay and discharge or cause to be paid and discharged promptly and before the same shall become in default, all taxes, assessments, and governmental charges or levies imposed upon Borrower, or upon Borrower’s income and profits, or upon any of Borrower’s property, real, personal, or mixed, or upon any part thereof, as well as all lawful claims for labor, materials, and supplies or otherwise which if unpaid, might become a lien or charge upon such properties or any part thereof.

Section 3.9 Annual Certification. Within ninety (90) days after the end of each calendar year, Borrower shall, on request of Lender, deliver to Lender a written certificate that Borrower is in full compliance with all terms, covenants and conditions contained in this Agreement and all of the other Loan Documents. The certificate shall be signed by Borrower and be in form and content acceptable to Lender.

Section 3.10 Deposit Accounts. Borrower agrees to maintain all banking operating or demand accounts with, and use banking services provided by, Lender throughout the term of the Loan.

Section 3.11 OFAC. Borrower (i) is not a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) does not engage in any dealings or transactions prohibited by Section 2 of such executive order, or is not otherwise associated with any such person in any manner violative of Section 2, and (iii) is not a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

Section 3.12 Patriot Act. Borrower is in compliance, in all material respects, with (1) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (2) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001).

Section 3.13 Further Assurances. Borrower shall do, make, execute, record and deliver, or will cause to be done, made, executed, recorded, and delivered, all such additional and further acts, things, deeds, assurances and instruments as Lender may require to effect, confirm, assure to or more completely to vest in Lender the rights, remedies, liens and conveyances intended to be granted or conveyed to Lender under this Agreement, the Note, the other Loan Documents, or in the Collateral, including without limitation, estoppel certificates stating that the Loan is in full force and effect and that there are no defenses or offsets thereto. Borrower will at all times comply with all covenants, conditions, and agreements contained in all the other Loan Documents.

Section 3.14 Maintenance of Books and Records. Borrower shall maintain a system of accounting and proper books of record and account, in accordance with generally accepted accounting principles, and will set aside on its books all proper and adequate reserves for taxes, depreciation, depletion, obsolescence, loan losses, amortization, contract cancellations, defaults or other breaches.

ARTICLE IV

NEGATIVE COVENANTS

So long as any portion of the Loan or the Note shall remain unpaid or Lender shall have any commitment under this Agreement, Borrower will not, without the prior written consent of Lender:

Section 4.1 Liens. Create, incur, assume or suffer to exist any lien upon or with respect to the Premises or any of Borrower’s properties, now owned or hereafter acquired, except:

(a) Liens in favor of Lender; or

(b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained.

Section 4.2 Debt. Create, incur, assume or suffer to exist any debt to a financial institution or other creditor (including any indebtedness by Borrower to a member of Borrower but excluding any indebtedness incurred by any member of Borrower to another person or third-party) in excess of One Hundred Thousand and No/100 ($100,000.00) Dollars, except the indebtedness of Borrower evidenced by the Note or any other obligation owed by Borrower to Lender.

Section 4.3 Mergers, Etc. Wind up, liquidate or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of Borrower’s assets (whether now owned or hereafter acquired) to any person, or acquire all or substantially all the assets or the business of any person.

Section 4.4 Other Loan Documents. Violate or breach any covenants, conditions or agreements contained in any of the other Loan Documents.

ARTICLE V

DEFAULT AND REMEDIES UPON DEFAULT

Section 5.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

(a) If any Obligor fails to make any payment of the principal of or interest on or any other payments due under the Note or any of the other Loan Documents as and when the same becomes due and payable.

(b) If any Obligor fails to perform, observe or comply with any of the Loan Documents.

(c) If the other Loan Documents shall not provide Lender with first priority liens on the Collateral.

(d) (i) If a petition in bankruptcy is filed by or against any Obligor, or a receiver or trustee of any of the property of any Obligor is appointed; or (ii) if any Obligor files a petition or an answer seeking reorganization under any of the provisions of the bankruptcy law or of any other law, state or federal, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or admitting the material allegations of a petition filed against Obligor in any proceeding under any such law; or (iii) if any Obligor shall take any corporate, partnership or other action for the purpose of effecting any of the foregoing, or enters into or consents to an arrangement with creditors, or makes an assignment for the benefit of creditors, or is adjudged insolvent by any state or federal court of competent jurisdiction; or (iv) if any Obligor admits in writing such Obligor’s inability to pay such Obligor’s debts as they mature; or (v) if an order, judgment, or decree shall be entered without the application, approval, or consent of the debtor by any court of competent jurisdiction, approving a petition seeking reorganization of any Obligor or of all or a substantial part of the properties or assets of any Obligor, or appointing or ordering a receiver, trustee, or liquidation of any Obligor; provided, however, that any such Obligor shall have thirty (30) days to have dismissed of record any involuntary petition filed against Obligor.

(e) If any representation or warranty made herein or in any of the Loan Documents shall prove to be false or misleading in any material respect.

(f) If any report, certificate, financial statement or other instrument heretofore or hereafter furnished in connection with this Agreement or any other Loan Document or the borrowing hereunder shall prove to be false or misleading in any material respect.

(g) If any Obligor shall die or a determination of incompetency, if an individual, be dissolved or liquidated, in an entity, or cease to be solvent, or suspend such Obligor’s business, provided, that such event will not constitute an Event of Default hereunder, if, prior to the expiration of a period of thirty (30) calendar days following written notice from Lender to Borrower, Borrower provides additional security for the Loan in the form of a substitute guarantor or additional collateral that is acceptable to Lender in its sole discretion.

(h) If any other event of default occurs under any of the other Loan Documents as therein defined.

(i) The failure of Borrower to comply with, or adhere to, any of the affirmative covenants described in Article III of this Agreement.

(j) The violation of Borrower of any of the negative covenants described in Article IV of this Agreement.

(k) If Lender determines in good faith that a material adverse change has occurred in the financial condition of any Obligor, that the security for the obligation is inadequate or that the prospect for payment of any of the obligations is impaired.

Section 5.2 Remedies. Upon the occurrence of any one or more of the above-listed Events of Default then, or at any time thereafter, Lender may, without notice to the Obligors or any other person, declare the unpaid principal of and interest and other charges on the Loan immediately due and payable, and such amounts thereupon shall become immediately due and payable, without presentment, demand, protest, notice of protest, or notice of any kind, all of which are hereby expressly waived by Obligors, and if all such amounts are not immediately paid in full, Lender may exercise all rights and remedies available at law or in equity and all rights and remedies given to it under the Note, the Mortgage and all other Loan Documents, including without limitation, foreclosure of the Mortgage. Upon the occurrence of any one or more of the above listed Events of Default, and at all times thereafter, all obligations on the part of Lender to make advances hereunder shall, if Lender so elects, cease and terminate. The rights and remedies contained in this Agreement are in addition to and not in limitation of rights and remedies available under all other Loan Documents or at law or in equity.

Section 5.3 Set-off. Lender is hereby given a continuing lien as additional security for the Note and the Loan upon all deposit balances (general or special) and credits of Borrower with, and any and all claims of Borrower against Lender at any time existing, and upon the occurrence of any Event of Default hereunder, Lender may apply or set off the same against the indebtedness secured by the other Loan Documents.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Participation. Notwithstanding any other provision of this Agreement, Borrower understands that Lender may at any time enter into participation agreements with one or more participating banks whereby Lender will allocate to such participants certain percentages of the Loan, the Loan Documents and/or the Collateral. Borrower acknowledges that, for the convenience of all parties, this Agreement is being entered into with Lender only and that Borrower’s obligations under this Agreement are undertaken for the benefit of, and as an inducement to, any such participating bank as well as Lender, and Borrower hereby grants to each such participating bank, to the extent of its participation in the Loan, the right to set off deposit accounts maintained by Borrower with such bank. Borrower authorizes Lender to furnish each participant with all information furnished to Lender by Borrower.

Section 6.2 Delay; No Waiver. No delay or failure of Lender to exercise any option or right given or reserved herein or in any other Loan Document shall constitute a waiver of such option or right or estop Lender thereafter to exercise the same or any other option or right at any time, and Lender’s payment or contracting to pay anything Borrower has herein agreed to pay shall not constitute a waiver of the default of Borrower in failing to make any such payment. A waiver by Lender of any option or right given or reserved herein or in any other Loan Document on any one occasion shall not be deemed a waiver of said option or right on any future occasion. Lender may in its discretion extend the time of payment of the principal evidenced and secured by the Note and other Loan Documents and any extension so granted shall be deemed to be made in pursuance of this Agreement and not in modification thereof.

Section 6.3 No Partnership or Joint Venture. Notwithstanding anything to the contrary herein contained or implied, Lender, by this Agreement, or by any action pursuant thereto or hereto, shall not be deemed a partner, joint venturer or participant in the venture with Borrower, and Borrower hereby indemnifies and agrees to defend and hold Lender harmless (including the payment of reasonable attorneys’ fees) from all damages resulting from such a construction of the parties’ relationship. The requirements herein, and the restrictions imposed in this Agreement, are for the sole protection and benefit of Lender.

Section 6.4 Modifications: Waiver. Neither this Agreement nor any provision hereof may be changed, modified, amended, waived, discharged, abandoned or terminated except by an instrument in writing signed by the party against whom enforcement of the change, modification, amendment, waiver, discharge, abandonment or termination is sought. In the event that Lender shall waive in writing any provision or requirement hereunder, such waiver shall be effective only for the specific purposes, circumstances and duration stated in said waiver.

Section 6.5 Remedies Cumulative. No right or remedy conferred upon Lender in this Agreement is intended to be exclusive of any other right or remedy contained in the Note, this Agreement, or any other Loan Document, and every such right or remedy shall be cumulative and in addition to every other right or remedy contained herein or therein or now or hereafter available to Lender at law, in equity, by statute or otherwise.

Section 6.6 Invalid Provisions; No Conflict. If any of the provisions of this Agreement, the Note, or the other Loan Documents or the application thereof to any person, entity or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of said documents and instruments, or the application of such provision or provisions to persons, entities or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. No provision of this Agreement, the Note, or the other Loan Documents shall be deemed in conflict with any other provision hereof or thereof, and Borrower acknowledges that no such provision or any interpretation thereof shall be deemed to diminish the rights of Lender, any assignee, or the holder of the Note under the terms and conditions or any other provisions hereof or thereof. Lender may at its option exhaust its remedies hereunder, under the Note, and under the other Loan Documents, either concurrently or independently, and in such order as it may determine.

Section 6.7 Indemnification. Borrower shall and does hereby indemnify and hold harmless Lender from and against all claims, charges, losses, expenses and costs, including without limitation reasonable attorneys’ fees, resulting from any claims, actions or proceedings in connection with the execution, delivery and performance of this Agreement, the Note or the other Loan Documents. The indemnification provided in this section shall survive the payment in full of the Loan.

Section 6.8 Headings; Under Seal; Entire Agreement. Article and section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be used to construe any provision hereof or for any other purpose. This Agreement is intended to be under the seal of all parties hereto and to have the effect of a sealed instrument in accordance with the law. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding between the parties, supersedes all prior agreements and understandings related to the subject matter hereof and thereof, and may not be amended except by written agreement between Borrower and Lender.

Section 6.9 No Third-Party Beneficiaries. There are no third-party beneficiaries to this Agreement or to any of the other Loan Documents. All conditions to Lender’s obligations to make advances under this Agreement are imposed solely and exclusively for the benefit of Lender. Neither Borrower nor any other person or entity shall have standing to require satisfaction of any such condition or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all such conditions, and neither Borrower nor any other person or entity shall, under any circumstances, be deemed to be a beneficiary of any conditions hereof, any or all of which conditions may be waived freely, in whole or in part by Lender at any time if, in its sole discretion, Lender deems it advisable so to do. This Agreement shall not benefit, and may not be relied upon by, any person or entity other than Borrower and Lender.

Section 6.10 Notices. Any notice, request, demand or other communication required or permitted under this Agreement or the other Loan Documents (unless otherwise expressly provided therein) shall be given in writing and shall be deemed received and effective (a) on the date received (to the person or department specified in the address), (b) one (1) business day following the date sent, by FedEx or other recognized overnight courier, or (c) three (3) days following the date sent by U.S. certified mail, fees prepaid, return receipt requested, and in each case addressed and sent to the other party at the address of such party set forth below or to such different address as either party shall have designated by written notice to the other sent in accordance herewith (which will then be the notice address for purposes of this Agreement):

If to Borrower:	CAR TECH LLC 600 Car Tech Drive Opelika, Alabama 36801

If to Lender:

With a copy to:

Section 6.11 Governing Law; Place of Execution. This Agreement, the Note and the other Loan Documents, and the rights and obligations of the parties hereunder and thereunder shall be governed by and be construed in accordance with the laws of the State of Alabama, unless otherwise provided therein or except where required to be governed by the laws of another jurisdiction to be enforceable. Borrower acknowledges that the negotiation of the provisions of this Agreement, the Note and the other Loan Documents took place in the State of Alabama, that all such documents are being executed in the State of Alabama, or if executed elsewhere, will become effective only upon Lender’s receipt and acceptance thereof in said State; provided, however, that Lender shall have no obligation to give, nor shall Borrower or any other person or entity be entitled to receive, any notice of such receipt and acceptance in order for said Loan Documents to become effective and valid and binding obligations of Borrower. Borrower acknowledges further that all such documents were or will be executed and delivered to Lender to induce Lender to make the Loan to Borrower. Borrower acknowledges further that the negotiation, execution, and delivery of the Loan Documents constitutes the transaction of business within the State of Alabama and that any cause of action arising under any of said Loan Documents will be a cause of action arising from such transaction of business. Borrower hereby submits itself to jurisdiction in the State of Alabama for any action or cause of action arising out of or in connection with the Loan or the Loan Documents, agrees that venue for any such action shall be in the state or federal courts in Lee County, Alabama, and waives all rights under the laws of any state to object to jurisdiction or venue in the state or federal courts in Lee County, Alabama. Notwithstanding the foregoing, nothing contained in this section shall prevent Lender from bringing any action or exercising any rights against any Obligor, any security for the Loan, or any of Borrower’s properties in any other county, state or jurisdiction. Initiating such action or proceeding or taking any such action in any other state shall in no event constitute a wavier by Lender of any of the foregoing.

Section 6.12 Interest Rate Swap. Borrower and Lender or an affiliate of Lender (“Lender Parties”) may, from time to time, enter into an agreement including, but not limited to, an International Swap Dealers Association, Inc. (ISDA) Master Agreement or other arrangement which provides for an interest rate, currency, equity, credit or commodity swap, cap, floor or collar, spot or foreign currency exchange transaction, cross currency rate swap, currency option, any combination of, or option with respect to, any of the foregoing or similar transactions (collectively, a “Swap Transaction”), for the purpose of hedging Borrower’s exposure to fluctuations in interest rates, exchange rates, currency, stock, portfolio or loan valuations or commodity prices, together with schedules and documents related thereto and confirmations issued in connection therewith (all such agreements, arrangements, schedules, documents and confirmations, as the same may hereafter be renewed, extended, supplemented, increased or modified and in effect from time to time, are hereinafter referred to collectively as “Swap Documents”). Borrower represents, warrants, covenants and agrees that all Swap Documents executed by Borrower shall be included under the term Loan Documents. The indebtedness evidenced by the Note and any of the related documents including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under the Note, or under any of the related documents, or under any of the Swap Documents to any of the Lender Parties including, without limitation, all assessments, losses, fees, penalties, costs and amounts of any kind or nature due from Borrower to any of the Lender Parties under or in connection with any Swap Documents (collectively, the “Swap Indebtedness”) shall, for all purposes of this Note, be considered as Obligations of Borrower to Lender under the Note and, notwithstanding anything contained herein or in any of the other Loan Documents to the contrary, all such Swap Indebtedness due from Borrower to any of the Lender Parties under any such Swap Documents shall further be considered to be part of the indebtedness owing by Borrower to Lender under the Note, hereunder and under each of the other Loan Documents, the repayment of which shall be secured by all of the Loan Documents. Notwithstanding any other provisions of the Loan Documents, Borrower shall not have the right to prepay the Note, in whole or in part, while any Swap Documents are in effect, unless such prepayment is approved in writing by Lender in its sole and absolute discretion and simultaneously with or prior to any such prepayment Borrower shall fully pay and perform any and all liabilities and obligations of any nature whatsoever arising under the Swap Documents. Prepayment of the principal amount of the Note, in whole or in part, whether voluntary or involuntary, will be subject to payment by Borrower to Lender of all assessments, losses, fees and costs of any kind or nature incurred by Lender under any and all Swap Documents by and between Borrower and Lender, which arise, directly or indirectly, as a result of such prepayment. Moreover, at no time during the term of the Swap Transaction may the then principal balance of the loan be less than the then remaining notional amount of the Swap Transaction and any prepayment of the Note below the notional amount will require an equivalent reduction in the notional amount under the Swap Documents. This prepayment penalty provision is only applicable if Borrower and Lender have entered into a Swap Transaction evidenced by separate Swap Documents.

Section 6.13 Swap Cross-Collateral Provision. As a part of the Swap Documents with respect to a Swap Transaction, Borrower acknowledges and agrees that any and all Collateral (as defined hereinabove in Section 1.3) granted to secure the Note shall also secure any and all Swap

Indebtedness. Collateral means all property and assets granted as collateral security for the Loan evidenced by the Note, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factors’ lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract or otherwise.

Section 6.14 Swap Cross-Default Provision. Borrower acknowledges and agrees that an Event of Default under the Note shall also constitute an event of default under a Swap Transaction. In addition to Lender’s rights set forth herein, upon the occurrence of an Event of Default under the Note, Lender has the right to demand payment of any Swap Indebtedness. Conversely, Borrower acknowledges and agrees that an Event of Default under the Swap Indebtedness shall also constitute an Event of Default under the Note, this Agreement and any other Loan Documents. Upon the occurrence of an Event of Default under the Swap Indebtedness, Lender has the right to exercise all of its rights and remedies under the Loan Documents including acceleration of the Note.

Section 6.15 Waiver of Jury Trial. TO THE EXTENT ALLOWED BY APPLICABLE LAW, BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THIS AGREEMENT, THE NOTE, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION WITH THE NOTE OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, THE NOTE, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR IN CONNECTION WITH THE TRANSACTIONS RELATED THERETO OR CONTEMPLATED THEREBY OR THE EXERCISE OF EITHER PARTY’S RIGHTS AND REMEDIES THEREUNDER, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AGREES THAT LENDER MAY FILE A COPY OF THIS SECTION 6.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF BORROWER TO IRREVOCABLY WAIVE BORROWER’S RIGHT TO TRIAL BY JURY, AND THAT ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN THEM SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

SIGNATURES FOR BORROWER AND LENDER APPEAR ON PAGE WHICH FOLLOWS

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly and properly executed as of the Effective Date.

BORROWER:

CAR TECH LLC, an Alabama limited liability company

By:

LENDER:

Southern States Bank, an Alabama banking corporation

By:

[Signature page to Loan Agreement]